RESTATED CERTIFICATE OF INCORPORATION
                             OF
           SEARS RECEIVABLES FINANCING GROUP, INC.

              Under Section 245 of the General
          Corporation Law of the State of Delaware

     The undersigned, being the President and the Assistant
Secretary of Sears Receivables Financing Group, Inc. (the
"Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST:       The name of the Corporation is Sears
Receivables Financing Group, Inc. The Corporation was incorporated in the state of Delaware on April 8, 1988.

     SECOND:      This Restated Certificate of Incorporation
and the amendments set forth herein have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the unanimous written consent of the holder of all outstanding shares entitled to vote.

     THIRD:       The text of the Certificate of
Incorporation of the Corporation, as amended or supplemented, is hereby restated, in full, as follows:

            RESTATED CERTIFICATE OF INCORPORATION

                             OF

           SEARS RECEIVABLES FINANCING GROUP, INC.

     FIRST:       The name of this corporation is:  Sears
Receivables Financing Group, Inc.

     SECOND:      The address of its registered office in
the State of Delaware is 1209 Orange St., Wilmington,
Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:       The nature of business or purposes to be
conducted or promoted by the Corporation is to engage in the following activities:

          (a) to acquire from Sears, Roebuck and Co. ("Sears"), hold, sell and pledge open end credit account receivables
     ("Receivables") and to enter into agreements for the servicing of Receivables;

          (b) to enter into any agreement (including, without limitation, any agreement creating a trust) providing for the authorization, issuance, sale and delivery of credit account pass-through certificates ("Certificates") whether directly or through a trust, secured or supported by Receivables or collections thereon;

          (c) to borrow money to facilitate any activity authorized herein;

          (d) to hold, pledge or otherwise deal with any certificates ("Seller Certificate") representing a residual interest in Receivables;

          (e) to loan or otherwise invest proceeds from Receivables, funds received in respect of any Seller Certificate, and any other income as determined by the Corporation's Board of Directors and not inconsistent with this THIRD Article, including in other Receivables; and

          (f) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of Delaware that are incidental to and necessary or suitable for the accomplishment of the purposes mentioned in (a), (b), (c), (d) or (e) above.

     FOURTH:      The  total number of shares of all classes
of capital stock which the Corporation shall have authority to issue is Two Thousand (2,000) shares of Common Stock, par value $0.01 per share.

     FIFTH:       In furtherance and not in limitation of
the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

     SIXTH:       Election of directors need not be by
written ballot unless the By-Laws of the Corporation shall so provide.

     SEVENTH:     To the fullest extent permitted by
Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     EIGHTH:      Neither the Corporation's funds nor any
other assets of the Corporation are to be commingled with those of any other corporate or natural person.

     NINTH:       The Corporation will maintain separate
corporate records and books of account from those of any other corporate or natural person.

     TENTH:       The Corporation will conduct its business
at an office separate from the offices of any of its shareholders.

     ELEVENTH:    Notwithstanding any other article of this
Certificate of Incorporation, the unanimous approval of the Board of Directors is required for the filing by the Corporation of a voluntary bankruptcy petition under Section
301 of the Bankruptcy Code, 11 U.S.C. 301.

     TWELFTH:     Notwithstanding any other provisions of
this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, while any Certificates are outstanding, do any of the following unless it has been advised by the Rating Agency that such action will not result in a reduction in, or withdrawal of, the rating of the outstanding Certificates by the Rating Agency:

     (i)  dissolve the Corporation;

     (ii) other than any indebtedness to Sears in connection with the acquisition of Receivables which indebtedness shall be subordinated to all other obligations of the Corporation, incur any additional indebtedness, or assume or guaranty any indebtedness of any entity.

The "Rating Agency" shall be either or both of Standard &
Poor's Corporation or Moody's Investors Service, Inc.
("Moody's"), in each case so long as such rating agency has rated the Certificates outstanding at the time any determination is made under this Certificate of Incorporation.

     THIRTEENTH: The Board of Directors shall include at least one individual who is an Independent Director and, at all times during the existence of a Rating Event, the Board of Directors shall include at least two individuals who are Independent Directors; provided, however, that upon the death, resignation, retirement, disqualification, removal, or otherwise of any such Independent Director, or upon the occurrence of a Rating Event if at the time of such Rating Event the Board of Directors includes fewer than two Independent Directors, the stockholders or directors of the Corporation, as the case may be, shall have ninety (90) days from the date of such resignation, retirement, disqualification, removal or Rating Event to elect an Independent Director in compliance with this Article of this Certificate of Incorporation. An "Independent Director" shall be an individual who is not at such time, and shall not have been at any time during the preceding five years
(i) a director, officer, employee or affiliate of Sears or any of its subsidiaries or affiliates, or (ii) the beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of five percent (5%) of the outstanding common shares of Sears having general voting rights; provided, however, that a director who otherwise meets the description of Independent Director as set forth herein shall not be disqualified from serving as an Independent Director of this corporation if he is also a director of another special purpose corporation that is an affiliate of Sears with a certificate of incorporation substantially similar to the certificate of incorporation of the Corporation. A "Rating Event" shall be deemed to have occurred when, and shall be deemed to exist only for so long as, Sears long-term debt has a rating at or below A3 by Moody's.

     FOURTEENTH: The Corporation shall not amend, alter, change or repeal the THIRD, ELEVENTH, TWELFTH OR THIRTEENTH
Articles of the Certificate of Incorporation , or this FOURTEENTH Article of this Certificate of Incorporation, unless it has been advised by the Rating Agency that such action will not result in a reduction in or withdrawal of the rating of the outstanding Certificates by the Rating
Agency. The Corporation shall not amend, alter, change or repeal any other article of this Certificate of Incorporation unless such action will not have a material adverse effect on the outstanding Certificates.

     IN WITNESS WHEREOF, I have signed this Certificate on the 18th day of December, 1992.



                              /s/ Edward J. Condon, Jr.
                              Edward J. Condon, Jr.
                              President




(S E A L)
ATTEST:




/s/ Venrice R. Palmer
Venrice R. Palmer
Assistant Secretary


                  CERTIFICATE OF AMENDMENT
                             OF
                CERTIFICATE OF INCORPORATION

     The undersigned, being the President and Chief
Executive Officer of Sears Receivables Financing Group, Inc.
(the "Corporation"), a corporation organized under the laws of the State of Delaware on April 8, 1988, do hereby certify as follows:

     (1) That this amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and by the unanimous written consent of the holder of all outstanding shares entitled to vote.

     (2) That the following article of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

     FIRST:    The name of the Corporation is:

               SRFG, Inc.

     IN WITNESS WHEREOF, I have signed this Certificate this
     29th day of December, 1997.

                      SEARS RECEIVABLES FINANCING GROUP,
     INC.


                      /s/ George F. Slook
                      George F. Slook
                      President and Chief Executive Officer


     (S E A L)


     ATTEST:


     /s/ Kimberly A. Griffin
     Kimberly A. Griffin
     Assistant Secretary